Exhibit 99.1
FOURTH AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
     THIS FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the “Amendment”), dated as of March 30, 2011, is made by and among Quality Systems, Inc., a California corporation (“Parent”); Opus Healthcare Solutions, LLC, a Texas limited liability company and successor by merger to OHS Merger Sub, Inc. (the “Company”); Fred E. Beck, an individual (“Beck”); Tim R. Rhoads, an individual (“Rhoads”); Peter R. Ackermann, an individual (“Ackermann”); and Dieter Schultze-Zeu, an individual (“Schultze-Zeu” and collectively with Beck, Rhoads and Ackermann, the “Shareholders”).
R E C I T A L S
     A. Parent, OHS Merger Sub, Inc., the Company and the Shareholders are parties to that certain Agreement and Plan of Merger, dated as of February 10, 2010 (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
     B. The Parties desire to amend Sections 1.8 and 1.9 of the Merger Agreement to modify the terms of the Earnout and the Escrow.
A G R E E M E N T
     NOW, THEREFORE, in consideration of the facts recited above, and the terms, conditions and covenants contained in the Merger Agreement and this Amendment, the undersigned agree as follows:
     1. Amendments.
          1.1 Earnout. Section 1.8 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
          1.8. Earnout. Within three (3) business days following execution of this Amendment by the parties hereto, Parent shall pay $12,250,000 (the “Earnout Payment”) to the Shareholders and to the holders of the Options terminated prior to the Closing set forth on Part II of Exhibit B (the “Option Holders”) as follows:
          (a) Until Total Consideration equals or exceeds the Option Holder Threshold, the Earnout Payment shall be payable to the Shareholders in accordance with the percentages set forth in Part I of Exhibit B. When Total Consideration is greater than the Option Holder Threshold, to the extent the Earnout Payment causes Total Consideration to be greater than the Option Holder Threshold, the amount of the Earnout Payment in excess of the Option Holder Threshold shall be payable to the Shareholders and Option Holders in accordance with the percentages set forth in Part II of Exhibit B. For the avoidance of doubt, the parties acknowledge and agree that the Earnout Payment shall be payable in accordance with Schedule I to this Amendment.

          (b) All payments due to the Shareholders pursuant to Sections 1.8(a) and (b) shall be made by the issuance to each Shareholder of a number of Parent Shares (the “Earnout Shares”) equal in value to the amount due to such Shareholder (valuing the Parent Shares, for purposes of this Section 1.8, using the No Collar Share Valuation Method on March 29, 2011). Parent shall pay any amount due to the Option Holders under Section 1.8(b) by delivery of cash or check for good funds, subject to any applicable withholding.
          (c) Healthcare Growth Partners, LLC shall be entitled to receive an amount (the “Broker Fee”) equal to $200,000. Parent shall pay the amount due to Healthcare Growth Partners, LLC by wire transfer of immediately available funds to an account designated by Healthcare Growth Partners, LLC. For the avoidance of doubt, the Broker Fee shall be paid by Parent and shall not be deducted from the Earnout Payment.
          (d) For purposes of this Amendment, “No Collar Share Valuation Method” shall mean the valuation of the Parent Shares based upon the average closing price of Parent’s common stock as reported by the NASDAQ Global Select Market over the forty-five (45) trading days ending on the close of the trading day immediately prior to the date of this Amendment.
          1.2 Escrow. Section 1.9 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
          1.9. Escrow.
          (a) Escrow Fund to Secure Obligations. On the Closing Date, Parent deposited with the Escrow Agent 41,202 Parent Shares (the “Escrowed Shares”). The Escrowed Shares shall represent a source of value to secure the Shareholders’ obligations hereunder to the extent the Escrowed Shares have not been surrendered by operation of Article VII, Article VIII or in accordance with the Escrow Agreement. The Escrowed Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrowed Shares shall be held until the Escrow Termination Date as a trust fund and shall not be subject to any lien, attachment trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.
          (b) Release of Escrowed Shares. The Escrowed Shares will be released on the date of this Amendment (the “Escrow Termination Date”). Parent and the Shareholder Representative shall on the date hereof deliver a “Joint Instruction” to the Escrow Agent under the Escrow Agreement, instructing the Escrow Agent to release the Escrowed Shares to the Shareholders in accordance with the Payment Information Certificate described in subsection (c) below.

          (c) Payment Information Certificate. Concurrently with the execution of this Amendment, the Shareholder Representative shall provide to Parent, certified in writing by the Shareholder Representative (“Payment Information Certificate”), a schedule specifying the name, address and taxpayer identification number for each such Shareholder and the exact number of Escrowed Shares to be disbursed to each such Shareholder (“Payment Information”).
     2. Registration of Earnout Shares. Parent will use its best efforts to effect a registration on Form S-3 with the Securities and Exchange Commission of the Earnout Shares as soon as practicable after execution of this Amendment. Without limiting the generality of the foregoing, Parent shall submit the Form S-3 filing to the Securities and Exchange Commission not later than 30 days after the date hereof.
     3. Termination of Employment Agreements. Each of the Employment Agreements (collectively, the “Employment Agreements”) by and between the Company, on the one hand, and each of Beck and Rhoads, on the other hand, is hereby terminated by mutual agreement and without liability to the Company, Beck or Rhoads and shall be of no further force and effect; provided, however, that the obligations of Beck and Rhoads set forth in Section 8 of the Employment Agreements shall survive. As severance for termination of the Employment Agreements, the Company shall pay to each of Beck and Rhoads $25,000 in cash upon execution of this Amendment. Concurrently with the execution of this Amendment, each of Beck and Rhoads shall deliver the termination certificate required to be delivered pursuant to Section 8(k) of the Employment Agreements.
     4. Shareholder Releases.
          4.1 Effective as of the date of this Amendment, each Shareholder agrees not to sue and fully releases and discharges the Company and its shareholders, directors, officers, employees, assigns and successors, past and present (collectively, “Company Releasees”), with respect to and from any and all claims, issuances of the Company’s stock, notes or other securities, any demands, rights, liens, contracts, covenants, proceedings, causes of action, obligations, debts, and losses of whatever kind or nature in law, equity or otherwise, whether now known or unknown, and whether or not concealed or hidden, all of which each Shareholder now owns or holds or has at any time owned or held against Company Releasees connected with or relating to any matter occurring on or prior to the date of this Amendment, including but not limited any claim Beck or Rhoads may have with respect to the Employment Agreements; provided, however, that nothing in this Section 4.1 will be deemed to constitute a release by any Shareholder of (i) any right of such Shareholder under this Amendment or the Merger Agreement, (ii) any right to receive compensation or benefits under employee benefit plans (including, without limitation, salary) attributable to the periods prior to the date of this Amendment or (iii) any right to indemnification under the certificate of formation or bylaws of the Company or under applicable law with respect to acts or omissions prior to the Closing Date.
          4.2 It is the intention of each Shareholder that such release be effective as a bar to each and every claim, demand and cause of action specified in Section 4.1.

          4.3 Each Shareholder acknowledges and intends that the Company Releasees are being released from unknown and unforeseen claims to the fullest extent permitted by law and each Shareholder waives any defenses based thereon. Each Shareholder acknowledges that such Shareholder has been advised by his attorneys with respect to this release and is familiar with the provisions of California Civil Code Section 1542. Each Shareholder expressly waives and relinquishes all rights and benefits he or she may have under any statute or other applicable law comparable to Section 1542 of the California Civil Code, which Section 1542 is intended to protect against an inadvertent release of unknown or unsuspected claims, and reads as follows:
“Section 1542. [General Release; extent.] A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
     5. No Further Changes. Except as set forth in this Amendment, no further changes are hereby made to the Merger Agreement, which shall remain in full force and effect.
     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

PARENT:	Quality Systems, Inc.
	By:	/s/ Patrick B. Cline
Patrick B. Cline,
President and Chief Strategy Officer

THE COMPANY:	Opus Healthcare Solutions, LLC
	By:	/s/ Patrick B. Cline
Patrick B. Cline,
President

SHAREHOLDERS:	/s/ Fred E. Beck
Fred E. Beck

/s/ Tim R. Rhoads
Tim R. Rhoads

/s/ Peter R. Ackermann
Peter R. Ackermann

/s/ Dieter Schultze-Zeu
Dieter Schultze-Zeu